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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-105388) of NationsHealth, Inc. of our report dated February 18, 2005, except for Note 12, as to which the date is February 28, 2005, relating to the consolidated and combined financial statements of NationsHealth, Inc. for each of the years ended December 31, 2004, 2003 and 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                          /s/ RACHLIN COHEN & HOLTZ LLP
                         ------------------------------
                            Rachlin Cohen & Holtz LLP

Fort Lauderdale, Florida
September 26, 2005